UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2015

eFleets Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54357	26-2374319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7660 Pebble Drive, Fort Worth, Texas 76118

(Address of principal executive offices) (zip code)

 (817) 616-3161

 (Registrant’s telephone number, including area code)

(Former name, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2015 Julian Stourton submitted his resignation from any and all director positions with eFleets Corporation (the “Company”) and all subsidiaries, effective immediately. His resignation is not known by any executive officer of the Company to be the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

On April 7, 2015 Greg Horne submitted his resignation from any and all director positions with, and as Chief Technology Officer of, the Company and all subsidiaries, effective immediately. His resignation is not known by any executive officer of the Company to be the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFLEETS CORPORATION

Dated: April 6, 2015	By: /s/ James R. Emmons
Name: James R. Emmons
Title: Chief Executive Officer

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